UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 3, 2008 (September 25, 2008)

REGI U.S., INC.
(Exact name of registrant as specified in its charter)

OREGON	0-23920	91-1580146
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

240 – 11780 HAMMERSMITH WAY
RICHMOND, BRITISH COLUMBIA V7A 5E9, CANADA
(Address of principal executive offices)

(604) 278-5996
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

4.01 Changes in Registrant’s Certifying Accountant

(a) As previously disclosed by REGI U.S., Inc. (the “Company”) in a current report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2008, the Board of Directors of the Company dismissed Smythe Ratcliffe LLP as the Company’s independent registered public accounting firm.

From the period from April 30, 2008 to September 25, 2008, prior to the dismissal of Smythe Ratcliffe LLP, there were (i) no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to Smythe Ratcliffe’s satisfaction, would have caused them to make reference to the subject matter in connection with any reports they may have rendered on the Company’s consolidated financial statements; and (ii) no reportable events described under Item 304(a)(1)(iv) of Regulation S-B.

The Company has provided Smythe Ratcliffe LLP with a copy of this Form 8-K/A, prior to its filing with the SEC and has requested that Smythe Ratcliffe furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of Smythe Ratcliffe’s letter dated October 3, 2008 stating whether or not it agrees with the above statements is attached as Exhibit 16.1 to this Form 8-K/A and is filed herewith.

The information contained in Item 4.01 of the Company’s current report on Form 8-K dated September 30, 2008 (SEC File No. 000-23920) filed with the SEC on October 1, 2008 is hereby incorporated by reference into this current report on Form 8-K/A.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b)	PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c)	SHELL COMPANY TRANSACTIONS.

Not applicable.

(d)	EXHIBITS.

Exhibit No.	Description

16.1	Letter of Smythe Ratcliffe LLP regarding change in independent registered public accounting firm.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 3, 2008	REGI U.S., Inc.

	By:	/s/ James Vandeberg
James Vandeberg, Chief Operating Officer,
and Chief Financial Officer